Exhibit 5.1

White Pearl Acquisition Corp.	D +852 3656 6054 E nathan.powell@ogier.com
D +852 3656 6073 E rachel.huang@ogier.com

Reference: NMP/RYH/181753.00026

15 October 2025

Dear Sirs

White Pearl Acquisition Corp. (Company Number: 2180358) (the Company)

1	Request for opinion

1.1	We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form S-1, including all amendments, exhibits, or supplements to such form filed with the Securities and Exchange Commission (the SEC) under the United States Securities Act of 1933, as amended (the US Securities Act) (the Registration Statement), related to the offering and sale (the Offering) of:

(a)	up to 5,000,000 units (each a Unit and together the Units) (with an additional 750,000 Units which the underwriters of the Offering (as defined below) for whom D. Boral Capital LLC (the Representative) is acting as representative, will have a 45-day option to purchase from the Company to cover over-allotments (the Over-Allotment Option), if any) (together, the Public Units), each Unit consisting of:

(i)	one class A ordinary share with no par value of the Company (the Class A Ordinary Share); and

(ii)	one right to receive one-tenth (1/10) of one Class A Ordinary Share, subject to adjustments as described in the Registration Statement (the Right);

(b)	all Class A Ordinary Shares and Rights issued as part of the Units; and

(c)	all Class A Ordinary Shares that may be issued upon exercise of the Rights included in the Units.

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li Yuki Yan David Lin Alan Wong Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

1.2	All capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement, except to the extent that a contrary indication or definition appears in this opinion or any Schedule. References herein to a Schedule are references to a schedule to this opinion.

2	Documents examined

2.1	For the purposes of giving this opinion, we have examined originals or copies of the Registration Statement. In addition, we have examined copies of the corporate and other documents and conducted the searches listed in Schedule 1.

2.2	We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

3	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

4	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and subject to suit in its own name and has the capacity to sue in its own name.

Corporate power

(b)	The Company has all requisite capacity and power to exercise its rights and perform its obligations in relation to the Offering as described in the Registration Statement and to perform its obligations and exercise its rights thereunder.

Authorisation and issue of underlying securities

(c)	The Class A Ordinary Shares included in the Units which are to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when issued by the Company against payment in full of the consideration in accordance with the terms described in the Registration Statement, the terms in the underwriting agreement as referred to within the Registration Statement and the Company’s then effective memorandum and articles of association, and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(d)	Any Class A Ordinary Shares which are to be issued pursuant to the Rights, in each case when the Rights are exchangeable under the terms of the rights agreement as described in the Registration Statement, have been duly authorised for issue and, when issued by the Company in accordance with the terms of that same rights agreement and in accordance with the Company’s then effective memorandum and articles of association, and duly registered in the company’s register of members, will be, subject to payment of the exchange price therefor under the terms of the Rights (as applicable), validly issued, fully paid and non-assessable.

No conflict

(e)	The performance of the Company’s obligations in respect of the Offering as described in the Registration Statement do not and will not conflict with or result in any breach of:

(i)	the Company’s memorandum and articles of association (as described in the Registration Statement); or

(ii)	any law of the British Virgin Islands applicable to the Company.

No litigation revealed

(f)	Based solely on our review of the Court Records (as defined in Schedule 1), no litigation was pending against the Company in the High Court of the British Virgin Islands.

No winding-up or insolvency proceedings revealed

(g)	Based solely on our review of the Public Records (as defined in Schedule 1), no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained by the Registry of Corporate Affairs in the British Virgin Islands or the High Court of the British Virgin Islands (in each case to the extent those records are revealed by the Public Records) in respect of the Company.

Registration statement

(h)	The statements contained in the Registration Statement in the section headed “Enforceability of Civil Liabilities”, insofar as they purport to summarise the laws or regulations of the British Virgin Islands, are accurate in all material respects and that such statements constitute our opinion.

5	Limitations

5.1	We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws) and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands;

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement or, save as expressly set out herein, as to whether the Company will be able to perform its obligations under the Registration Statement;

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transactions envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement;

(d)	as to whether the acceptance, execution or performance of the obligations of the Company under the Registration Statement will result in the breach of or infringe any other agreement, deed or document (other than the Company’s memorandum and articles of association) entered into by or binding on the Company; or

(e)	as to the rights, title or interest of the Company to or in, or the existence of, any property or assets that are the subject of the Registration Statement.

6	Governing law of this opinion

6.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated herein; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date hereof.

6.2	Unless otherwise indicated, all references in this opinion to specific British Virgin Islands legislation shall be to such legislation as amended to, and as in force at, the date hereof.

7	Who can rely on this opinion

7.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act or the Rules and Regulations of the SEC thereunder.

7.2	This opinion is given for your benefit in connection with the Company. With the exception of your professional advisers (acting only in that capacity) and purchasers of the Units pursuant to the Registration Statement, it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the US Securities Act, without our prior written consent.

Yours faithfully

/s/ Ogier
Ogier

Schedule 1

Documents examined

1	The Registration Statement and the exhibits therein.

2	The constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 14 October 2025 (the Company Registry Records).

3	The public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 14 October 2025 (the Court Records, together with the Company Registry Records, the Public Records).

4	The register of directors of the Company provided to us on 2 July 2025 (the Register of Directors).

5	The register of members of the Company provided to us on 2 July 2025 (together with the Register of Directors, the Registers).

6	The certificate of incumbency issued by the registered agent of the Company dated 14 October 2025 (the Certificate of Incumbency).

7	Written resolutions of the sole director of the Company dated 14 October 2025 approving, inter alia, the Registration Statement and the Offering (the Director Resolutions).

8	The draft amended and restated articles of association of the Company appended to the Registration Statement to be adopted by the Company with effect from the closing of the Offering.

Schedule 2

Assumptions

1	All parties to the Registration Statement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement;

2	The Registration Statement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

3	Copies of documents or records provided to us or examined by us are true copies of the originals which are authentic and complete; and

4	All signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same.

Schedule 3

Qualifications

Good standing

1	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee and/or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies in the British Virgin Islands.

2	Under the BCA, a copy of the Company’s register of directors which is complete must be filed by the Company at the Registry of Corporate Affairs. Failure to make this filing will render the Company liable to a penalty fee and if the filing is not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

3	Under the BCA, an annual financial return, in the prescribed form, must be filed by the Company with its registered agent in respect of each year for which one is due within the timeframe prescribed by the BCA for that year (unless the Company is within one of the statutory exceptions to the obligation to file). Failure to make this filing when due will render the Company liable to a penalty fee and where the Company is liable to the maximum penalty and has not filed its annual financial return, the Company will be liable to be struck off and dissolved from the Register of Companies.

4	Under the BCA, unless the Company is within one of the statutory exceptions to the obligation to file and is compliant with any conditions for the relevant exception(s) to apply, a copy of the Company’s register of members which is complete and certain prescribed beneficial ownership information for the Company must be filed by the Company at the Registry of Corporate Affairs. Failure to make these filings will render the Company liable to penalty fees and if the filings are not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

5	For the purposes of this opinion “in good standing” means only that as of the date of this opinion it appears from our searches of the Public Records and on the basis of certain of the assumptions made in Schedule 2 being correct the Company is in good standing. We have made no enquiries into the Company’s good standing with respect to any other filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA. We have made no enquiries into whether the copy of the register of directors, the copy of the register of members or the Company’s beneficial ownership information filed at the Registry of Corporate Affairs matches the details set out on the Certificate of Incumbency or whether the annual financial return filed by the Company with its registered agent is in the prescribed form as required pursuant to the BCA.

Non-assessable

6	In this opinion, the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of members

7	Under the BCA, the entry of the name of a person in the register of members as a holder of a share in a company is prima facie evidence that legal title in the share vests in that person.

Public Records

8	The Public Records and our searches thereof may not reveal the following:

a.	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search or notifications made to the Registrar of Corporate Affairs by the registered agent of any failure by the Company to file its register of directors, register of members, beneficial ownership information and/or annual financial return as required and within the time frame prescribed by the BCA;

b.	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

c.	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

d.	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

e.	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

f.	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

g.	while it is a requirement under Section 118 of the Insolvency Act 2003 of the British Virgin Islands that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver and the absence of a registered notice of appointment of a receiver is not conclusive as to there being no existing appointment of a receiver in respect of the Company or its assets.

Economic substance

9	We have not undertaken any enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act 2018.